Exhibit 21.1

List of Subsidiaries of Allegion plc

Subsidiary	Jurisdiction of Formation
A.B.S. - R.I.C.A.	France
Administradora Lockey CA**	Venezuela
Allegion A/S	Denmark
Allegion B.V.	Netherlands
Allegion LLC	Delaware
Allegion NV	Belgium
Allegion SA	Venezuela
Allegion (Australia) Pty Limited	Australia
Allegion Canada Inc.	Canada
Allegion Chile SpA	Chile
Allegion Colombia S.A.S.	Colombia
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Deutsche Holding GmbH	Germany
Allegion EMEA BVBA	Belgium
Allegion Emniyet ve Guvenlik Sistemleri Sanayi AS	Turkey
Allegion Fu Hsing Limited**	Hong Kong
Allegion Fu Hsing Holdings Limited**	BVI
Allegion (Gibraltar) Holding Limited	Gibraltar
Allegion (Hong Kong) Limited	Hong Kong
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Irish Holding Company Limited	Ireland
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Lux Financing I S.à r.l	Luxembourg
Allegion Lux Financing II S.à r.l.	Luxembourg
Allegion (New Zealand) Limited	New Zealand
Allegion Panama, S. de R.L.	Panama
Allegion S&S Holding Company Inc.	Delaware
Allegion S&S Lock Holding Company Inc.	Delaware
Allegion Security Technologies (China) Co. Ltd.	China
Allegion (UK) Limited	United Kingdom
Allegion US Holding Company Inc.	Delaware
Beijing Bocom Video Communication Systems Co., Ltd.*	China
Beijing Metal Door Co., Ltd.*	China
Bricard S.A.	France
CISA Cerraduras S.A.	Spain
CISA SpA	Italy
D. Purdue & Sons Ltd.*	South Africa
Dor-O-Matic (Illinois) LLC	Illinois

Dor-o-Matic of Mid Atlantic States, Inc.	New Jersey
Electronic Technologies Corporation USA	New York
Fu Hsing Industrial (Shanghai) Co., Ltd.**	China
Fu Jia Hardware Products (Shanghai) Co., Ltd.**	China
Fu Yang Investment Company Limited	Taiwan
Harrow Industries LLC	Delaware
Harrow Products (Delaware) LLC	Delaware
Harrow Products, LLC	Delaware
Interflex Datensysteme GesmbH	Austria
Interflex Datensysteme GmbH & Co KG	Germany
Inversora Lockey Ltda.**	Colombia
Inversora Lockey CA**	Venezuela
Lockey Corp.**	Florida
Newman Tonks (Overseas Holdings) Limited	United Kingdom
Normbau Beschlage und Ausstattungs GmbH	Germany
Normbau France SAS	France
NT Group Properties Limited	United Kingdom
NT Leamington Limited	United Kingdom
Recognition Systems LLC	California
Schlage de Mexico SA de CV	Mexico
Schlage Lock Company LLC	Delaware
Shanghai Bocom Video Communication System Co. Ltd.	China
Shenzhen Bocom System Engineering Company Ltd	China
Taiwan Fu Hsing Industrial Company*	Taiwan
Tratamaq CA*	Venezuela
XceedID Corporation	Delaware
Von Duprin LLC	Indiana